Press Release
TechnipFMC Announces Third Quarter 2020 Results
•Solid operational results driven by strong execution across all segments
•Total Company inbound orders of $2.2 billion; Subsea book-to-bill of 1.1
•Resilient backlog of $19.6 billion; $9.4 billion scheduled in 2021
•Achieved targeted cost savings of more than $350 million ahead of schedule
•Cash flow from operations of $168 million; free cash flow of $95 million

•U.S. GAAP diluted loss per share was $0.01
•Includes total after-tax charges, net of credits, of $0.17 per diluted share
•Adjusted diluted earnings per share, excluding charges and credits, was $0.16
•Includes foreign exchange gains of $0.02 per diluted share
•Includes expense resulting from increased liability to joint venture partners of $0.14 per diluted share

LONDON, PARIS, HOUSTON, October 21, 2020 - TechnipFMC plc (NYSE: FTI) (Paris: FTI) today reported third quarter 2020 results.
Summary Financial Statements - Third Quarter 2020
Reconciliation of U.S. GAAP to non-GAAP financial measures are below and in financial schedules.

Three Months Ended (In millions, except per share amounts)	September 30, 2020	September 30, 2019	Change
Revenue	$3,335.7	$3,335.1	0.0%
Net income (loss)	$(3.9)	$(119.1)	n/m
Diluted earnings (loss) per share	$(0.01)	$(0.27)	n/m

Adjusted EBITDA	$321.2	$379.2	(15.3%)
Adjusted EBITDA margin	9.6%	11.4%	(180 bps)
Adjusted net income	$72.2	$53.8	34.2%
Adjusted diluted earnings per share	$0.16	$0.12	33.3%

Inbound orders	$2,227.4	$2,610.6	(14.7%)
Backlog	$19,646.1	$24,115.3	(18.5%)
Total Company revenue was $3,335.7 million. Net loss was $3.9 million, or $0.01 per diluted share. These results included after-tax charges and credits totaling $76.1 million of expense, or $0.17 per diluted share. Adjusted net income was $72.2 million, or $0.16 per diluted share.
Adjusted EBITDA, which excludes pre-tax charges and credits, was $321.2 million and included a foreign exchange gain of $5.6 million; adjusted EBITDA margin was 9.6 percent (Exhibit 10).

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Doug Pferdehirt, Chairman and CEO of TechnipFMC, stated, “We delivered strong operational results in the third quarter. All three segments delivered sequential improvement in adjusted EBITDA margin, with total Company adjusted EBITDA of $321 million and a margin of 9.6 percent. These results were achieved working collaboratively with our clients, where our innovative solutions, demonstrated execution excellence and financial strength enabled our project portfolio to progress through a challenging period.”
Pferdehirt added, “As our clients continue to re-prioritize their portfolio investments, we have seen an increase in our award activity. Inbound orders of more than $2.2 billion represent our strongest quarter of the year and a sequential increase of 45 percent, largely driven by Subsea where we were awarded notable projects in South America and Norway. With the services and project activity forecast for the remainder of the year, we remain confident in achieving $4 billion of Subsea inbound orders for 2020.”
“Technip Energies secured an EPC contract for the Assiut Hydrocracking Complex, which we expect will be inbound by year-end. We also announced a revamp project at Shell’s Moerdijk plant, demonstrating both our leadership in ethylene technology and our ability to reduce CO2 emissions.”
“And in Surface Technologies, we continued to leverage the strength and resilience of our international franchise with two important growth opportunities captured in the Middle East. These awards provide us the opportunity to further expand our market share of high-specification equipment across the region.”
“We continued to accelerate our cost reduction efforts and have already achieved the full targeted run-rate savings of more than $350 million. These savings, combined with our award momentum, provide us with confidence to reaffirm full-year guidance for all operating segments.”
“Digital is another key enabler of our business transformation. We continue to apply digital technologies to enhance our customer offering and expand our market leadership. With Subsea Studio™, we are leveraging our proprietary global database of projects to rapidly evaluate field development scenarios, which enables our ability to utilize machine learning and artificial intelligence. And our integrated and digitally enabled iComplete™ offering for surface well completions is providing significant cost and efficiency benefits with a dramatic reduction in components, connections and operating costs. Since product launch, we have achieved broad customer acceptance, leading to market share gains.”
Pferdehirt continued, “Our energy transition expertise across all segments will support our clients’ efforts to meet their carbon reduction ambitions. We recently announced a strategic collaboration to accelerate the development of green hydrogen technologies with McPhy – a leading manufacturer of equipment used in the production and distribution of green hydrogen. We are a leader in hydrogen today, and with McPhy, we are bringing our core competencies in technology, engineering, integration and project execution to develop large scale and competitive green hydrogen solutions.”
Pferdehirt concluded, “In the midst of an extremely challenging time, the women and men of TechnipFMC continued to deliver strong operational results. We remained focused on strengthening our market leading positions and leveraging our financial flexibility to pursue growth opportunities. We are fully committed to further our business transformation through new business models, innovative technologies and digital solutions across the organization.”

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Operational and Financial Highlights - Third Quarter 2020

Subsea

Financial Highlights
Reconciliation of U.S. GAAP to non-GAAP financial measures are below and in financial schedules.

Three Months Ended (In millions)	September 30, 2020	September 30, 2019	Change
Revenue	$1,501.8	$1,342.2	11.9%
Operating profit (loss)	$20.3	$(79.6)	n/m
Adjusted EBITDA	$146.0	$139.1	5.0%
Adjusted EBITDA margin	9.7%	10.4%	(70 bps)

Inbound orders	$1,607.1	$1,509.9	6.4%
Backlog	$7,218.0	$8,655.8	(16.6%)

Subsea reported third quarter revenue of $1,501.8 million, an increase of 11.9 percent from the prior year driven by continued strong execution of our backlog. Revenue growth in project activity was most significant in the United States, Norway and Africa. Sequentially, revenue increased 9 percent primarily driven by continued improvement in operational efficiency as well as increased activity in Subsea Services.
Subsea reported an operating profit of $20.3 million. Operating profit increased versus the prior-year quarter primarily driven by significantly lower charges and credits in the current period. Sequentially, operating profit benefited from project completions and improved asset utilization in the third quarter.

Adjusted EBITDA was $146 million, with a margin of 9.7 percent. Adjusted EBITDA increased versus the prior-year quarter as higher activity and the benefits of our cost reduction initiatives more than offset the COVID-19-related inefficiencies in the quarter.

Third Quarter Subsea Highlights
•Neptune Energy Fenja iEPCI™ (Norway)
Began installation of electrically trace heated pipe-in-pipe.
•BP Atlantis Phase 3 iEPCI™ (United States)
Helped client achieve fast track start-up.
•Woodside Pyxis iEPCI™ (Australia)
Successful installation of two Subsea 2.0™ trees.
•Shell BC-10 (Brazil)
Successful installation of Subsea 2.0™ tree; well is now operational and producing.

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Subsea inbound orders were $1,607.1 million for the quarter, resulting in a book-to-bill of 1.1. The following announced awards were included in the period:

•Libra Consortium’s Mero 2 Project (Brazil)
Large* contract from the Libra Consortium for the Mero 2 project, operated by Petrobras. The contract covers the engineering, procurement, construction, installation and pre-commissioning of the infield rigid riser and flowlines for production, including the water alternating gas wells. It also comprises the installation and pre-commissioning of service flexible lines and steel tube umbilicals, as well as towing and hook-up of the floating production storage and offloading unit (FPSO).
*A “large” award ranges between $500 million and $1 billion.

•ExxonMobil Payara Project (Guyana)
Large* contract for the subsea system for the Payara project in Guyana from ExxonMobil subsidiary Esso Exploration and Production Guyana Limited. The contract covers the manufacture and delivery of the subsea production system, including 41 enhanced vertical deep water trees and associated tooling, six flexible risers and 10 manifolds along with associated controls and tie-in development.
*A “large” award ranges between $500 million and $1 billion.

Subsea Estimated Backlog Scheduling as of September 30, 2020 (In millions)	Consolidated backlog[1,2]	Non-consolidated backlog[3]
2020 (3 months)	$1,068	$36
2021	$3,402	$129
2022 and beyond	$2,748	$509
Total	$7,218	$674
[1] Backlog in the period was increased by a foreign exchange impact of $78 million.
[2] Backlog does not capture all revenue potential for Subsea Services.
[3] Non-consolidated backlog reflects the proportional share of backlog related to joint ventures that is not consolidated due to our minority ownership position.

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Technip Energies

Financial Highlights
Reconciliation of U.S. GAAP to non-GAAP financial measures are below and in financial schedules.

Three Months Ended (In millions)	September 30, 2020	September 30, 2019	Change
Revenue	$1,608.2	$1,596.3	0.7%
Operating profit	$129.5	$284.6	(54.5%)
Adjusted EBITDA	$174.5	$304.2	(42.6%)
Adjusted EBITDA margin	10.9%	19.1%	(820 bps)

Inbound orders	$412.8	$696.0	(40.7%)
Backlog	$12,059.2	$15,030.8	(19.8%)

Technip Energies reported third quarter revenue of $1,608.2 million, largely unchanged versus the prior-year quarter. Revenue benefited from the continued ramp-up of Arctic LNG 2 and higher activity on downstream projects in Africa, North America and India, which more than offset the anticipated decline in revenue from Yamal LNG. Sequentially, revenue increased 4.5 percent primarily driven by the improvement in operational efficiency related to our supply chain and construction sites.
Technip Energies reported operating profit of $129.5 million; adjusted EBITDA was $174.5 million with a margin of 10.9 percent. Operating profit decreased 54.5 percent versus the prior-year quarter primarily due to a reduced contribution from Yamal LNG and lower margin realization on early phase projects, including Arctic LNG 2. Despite the challenging environment, project execution remained strong across the portfolio. Sequentially, operating profit increased 9.7 percent when excluding the benefit of the favorable litigation settlement in the second quarter of $113.2 million.

Third Quarter Technip Energies Highlights
•Arctic LNG 2 (Russia)
Construction progressing at all yards in China and on-site in the Gydan peninsula.
•Eni Coral South FLNG (Mozambique)
Seven out of thirteen modules were installed on the hull in South Korea, confirming the good progress of the module lifting campaign and integration phase.
•Dow Chemical Company LHC-9 (United States)
Our technology and design expertise have helped Dow achieve well over 2,000 KTA capacity at their new U.S. Gulf Coast steam cracker, the largest operating ethylene unit in the world.

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Partnership and Alliance Highlights
•LanzaTech Sustainable Aviation Fuel Biorefinery (United States)
TechnipFMC’s proprietary Hummingbird® ethanol-to-ethylene technology has been selected by LanzaTech for a key application which, when combined with LanzaTech’s Alcohol-to-Jet (ATJ) technology, can be used to manufacture sustainable aviation fuel (SAF) using ethanol as raw material. These sustainable technologies will be deployed in a first commercial demonstration-scale integrated biorefinery at LanzaTech’s Freedom Pines site in Georgia, U.S., that will produce 10 million gallons per year of SAF and renewable diesel starting from sustainable ethanol sources.

Technip Energies inbound orders were $412.8 million for the quarter, resulting in a book-to-bill of 0.3. The following announced award and early engagement studies were included in the period:

•Shell Moerdijk Plant Ethylene Furnaces Modernization (Netherlands)
Significant* Engineering, Procurement and module Fabrication (EPF) contract from Shell Moerdijk for proprietary equipment and related services for eight ethylene furnaces at the Moerdijk petrochemicals complex. The new furnaces will utilize TechnipFMC’s innovative multi-line radiant coil design and will replace 16 older units without reducing capacity at the facility, while increasing energy efficiency and reducing greenhouse gas emissions.
*A “significant” award ranges between $75 million and $250 million.
•Sakhalin-1 Russian Far East LNG Plant (Russian Federation)
Awarded FEED contract by Exxon Neftegas Ltd for the 6.2Mtpa LNG plant to be built in De-Kastri, Khabarovsk Krai in Russia. This award demonstrates our leadership in engineering services and EPC for significant LNG projects.
•Qatar CO2 Sequestration (Qatar)
Awarded the engineering study and pre-FEED contract for a 5Mtpa CO2 project in Qatar; this is the largest carbon recovery and sequestration facility in the region.
•Hydrogen Generation (U.K. North Sea)
Genesis has been awarded a concept study which aims to identify clean gas-to-hydrogen generation from natural gas in the North Sea.

Technip Energies Estimated Backlog Scheduling as of September 30, 2020 (In millions)	Consolidated backlog[1]	Non-consolidated backlog[2]
2020 (3 months)	$1,611	$146
2021	$5,790	$828
2022 and beyond	$4,658	$1,025
Total	$12,059	$1,999
[1] Backlog in the period was increased by a foreign exchange impact of $122 million.
[2] Non-consolidated backlog reflects the proportional share of backlog related to joint ventures that is not consolidated due to our minority ownership position.

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Surface Technologies

Financial Highlights
Reconciliation of U.S. GAAP to non-GAAP financial measures are below and in financial schedules.

Three Months Ended (In millions)	September 30, 2020	September 30, 2019	Change
Revenue	$225.7	$396.6	(43.1%)
Operating profit (loss)	$(7.0)	$6.1	n/m
Adjusted EBITDA	$17.3	$44.4	(61.0%)
Adjusted EBITDA margin	7.7%	11.2%	(350 bps)

Inbound orders	$207.5	$404.7	(48.7%)
Backlog	$368.9	$428.7	(13.9%)

Surface Technologies reported third quarter revenue of $225.7 million, a decrease of 43.1 percent from the prior-year quarter. The decline was primarily driven by the sharp reduction in operator activity in North America. Revenue outside of North America displayed resilience, with a more modest decline due to reduced activity levels. Nearly 70 percent of total segment revenue was generated outside of North America in the period.
Surface Technologies reported an operating loss of $7 million; adjusted EBITDA was $17.3 million with a margin of 7.7 percent. Operating profit decreased primarily due to lower activity in North America driven by the significant decline in rig count and completions-related activity, partially offset by the accelerated cost reduction actions initiated in the first quarter. Sequentially, operating profit improved through a combination of favorable product mix, the benefit of our cost reduction program, and improved manufacturing execution.
Inbound orders for the quarter were $207.5 million, a decrease versus the prior-year quarter primarily due to the significant reduction in North America activity. Backlog decreased 13.9 percent versus the prior-year quarter to $368.9 million. Given the short-cycle nature of the business, orders are generally converted into revenue within twelve months.

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Third Quarter Surface Technologies Highlights
•5-year frame agreement (Oman)
Received orders for wellheads, trees and services as part of a new 5-year frame agreement with Petrogas Rima.
•High-specification equipment and services (Kuwait)
Nominated to supply high-specification gas equipment and in-country services for client’s 20 well program.
•Expansion of offerings (United Arab Emirates)
Received a services award for maintenance of wellheads and trees from Crescent Petroleum for its Nahrwan field; successfully completed the installation of trees as part of Total’s Diyab Unconventional Exploration project.
•Successful commercialization of iCompleteTM system (United States)
Secured awards from operators in all major U.S. basins for our iComplete™ system offering for surface well completions.
•Orders for new UH-5 Unihead® wellhead systems (Malaysia)
Received orders with Carigali Hess Operating Company (CHOC) in support of its migration to our new standard wellhead products which reduce installation time, improve safety and minimize customers’ non-productive time.

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Corporate and Other Items

Corporate expense in the quarter was $27.7 million. Excluding charges and credits totaling $3.8 million of expense, corporate expense was $23.9 million. The results benefited from the accelerated pace of cost reduction actions.
Foreign exchange gains in the quarter were $5.6 million, which resulted primarily from the timing of naturally hedged projects.
Net interest expense was $91.8 million in the quarter, which included an increase in the liability payable to joint venture partners of $61.9 million.
The Company recorded a tax provision in the quarter of $22.5 million.
Total depreciation and amortization for the quarter was $108.5 million.
The Company ended the period with cash and cash equivalents of $4,244 million; net cash was $383.8 million.

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2020 Full-Year Financial Guidance1

The Company’s full-year guidance for 2020 can be found in the table below. No updates were made to the previous guidance that was issued on July 29, 2020.
All segment guidance assumes no further material degradation from COVID-19-related impacts.

2020 Guidance

Subsea	Technip Energies	Surface Technologies
Revenue in a range of $5.3 - 5.6 billion	Revenue in a range of $6.3 - 6.8 billion	Revenue in a range of $950 - 1,150 million

EBITDA margin at least 8.5% (excluding charges and credits)	EBITDA margin at least 10% (excluding charges and credits)	EBITDA margin at least 5.5% (excluding charges and credits)

TechnipFMC
Corporate expense, net $130 - 150 million

Net interest expense $80 - 90 million
(excluding the impact of revaluation of partners’ mandatorily redeemable financial liability)

Tax provision, as reported $80 - 90 million

Capital expenditures approximately $300 million

Free cash flow $0 - 150 million
(cash flow from operations less capital expenditures)

1 2020 segment guidance is reflective of new business perimeters previously announced in 2019. Businesses with approximately $120 million of total revenue in 2019, most of which was in the Surface Technologies segment, were re-allocated to Technip Energies at the beginning of 2020. The revenue of these businesses is included in Technip Energies guidance for 2020.
Our guidance measures adjusted EBITDA margin, corporate expense, net, net interest expense (excluding the impact of revaluation of partners’ mandatorily redeemable financial liability) and free cash flow are non-GAAP financial measures. We are unable to provide a reconciliation to comparable GAAP financial measures on a forward-looking basis without unreasonable effort because of the unpredictability of the individual components of the most directly comparable GAAP financial measure and the variability of items excluded from each such measure. Such information may have a significant, and potentially unpredictable, impact on our future financial results.

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Teleconference

The Company will host a teleconference on Thursday, October 22, 2020 to discuss the third quarter 2020 financial results. The call will begin at 1 p.m. London time (8 a.m. New York time). Dial-in information and an accompanying presentation can be found at www.TechnipFMC.com.
Webcast access will also be available on our website prior to the start of the call. An archived audio replay will be available after the event at the same website address. In the event of a disruption of service or technical difficulty during the call, information will be posted on our website.

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###
About TechnipFMC

TechnipFMC is a global leader in the energy industry; delivering projects, products, technologies and services. With our proprietary technologies and production systems, integrated expertise, and comprehensive solutions, we are transforming our customers’ project economics.
Organized in three business segments — Subsea, Surface Technologies and Technip Energies — we are uniquely positioned to deliver greater efficiency across project lifecycles from concept to project delivery and beyond. Through innovative technologies and improved efficiencies, our offering unlocks new possibilities for our customers in developing their energy resources and in their positioning to meet the energy transition challenge.
Each of our approximately 37,000 employees is driven by a steady commitment to clients and a culture of project execution, purposeful innovation, challenging industry conventions, and rethinking how the best results are achieved.
TechnipFMC utilizes its website www.TechnipFMC.com as a channel of distribution of material company information. To learn more about us and how we are enhancing the performance of the world’s energy industry, go to www.TechnipFMC.com and follow us on Twitter @TechnipFMC.
This communication contains “forward-looking statements” as defined in Section 27A of the United States Securities Act of 1933, as amended, and Section 21E of the United States Securities Exchange Act of 1934, as amended. Words such as “guidance,” “confident,” “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could,” “may,” “will,” “likely,” “predicated,” “estimate,” “outlook” and similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. Such forward-looking statements involve significant risks, uncertainties and assumptions that could cause actual results to differ materially from our historical experience and our present expectations or projections, including the following known material factors:
•risks associated with disease outbreaks and other public health issues, including the coronavirus disease 2019 (“COVID-19”), their impact on the global economy and the business of our company, customers, suppliers and other partners, changes in, and the administration of, treaties, laws, and regulations, including in response to such issues and the potential for such issues to exacerbate other risks we face, including those related to the factors listed or referenced below;
•risks associated with our ability to consummate our proposed separation and spin-off;
•unanticipated changes relating to competitive factors in our industry;
•demand for our products and services, which is affected by changes in the price of, and demand for, crude oil and natural gas in domestic and international markets;
•our ability to develop and implement new technologies and services, as well as our ability to protect and maintain critical intellectual property assets;
•potential liabilities arising out of the installation or use of our products;
•cost overruns related to our fixed price contracts or capital asset construction projects that may affect revenues;

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•our ability to timely deliver our backlog and its effect on our future sales, profitability, and our relationships with our customers;
•our reliance on subcontractors, suppliers and joint venture partners in the performance of our contracts;
•our ability to hire and retain key personnel;
•piracy risks for our maritime employees and assets;
•the potential impacts of seasonal and weather conditions;
•the cumulative loss of major contracts or alliances;
•U.S. and international laws and regulations, including existing or future environmental regulations, that may increase our costs, limit the demand for our products and services or restrict our operations;
•disruptions in the political, regulatory, economic and social conditions of the countries in which we conduct business;
•risks associated with The Depository Trust Company and Euroclear for clearance services for shares traded on the NYSE and Euronext Paris, respectively;
•the United Kingdom’s withdrawal from the European Union;
•risks associated with being an English public limited company, including the need for “distributable profits,” shareholder approval of certain capital structure decisions, and the risk that we may not be able to pay dividends or repurchase shares in accordance with our announced capital allocation plan;
•compliance with covenants under our debt instruments and conditions in the credit markets;
•downgrade in the ratings of our debt could restrict our ability to access the debt capital markets;
•the outcome of uninsured claims and litigation against us;
•the risks of currency exchange rate fluctuations associated with our international operations;
•risks related to our acquisition and divestiture activities;
•failure of our information technology infrastructure or any significant breach of security, including related to cyber attacks, and actual or perceived failure to comply with data security and privacy obligations;
•risks associated with tax liabilities, changes in U.S. federal or international tax laws or interpretations to which they are subject; and
•such other risk factors as set forth in our filings with the U.S. Securities and Exchange Commission and in our filings with the Autorité des marchés financiers or the U.K. Financial Conduct Authority.

We caution you not to place undue reliance on any forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any of our forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise, except to the extent required by law.

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Contacts

Investor relations

Matt Seinsheimer
Vice President Investor Relations
Tel: +1 281 260 3665
Email: Matt Seinsheimer

Phillip Lindsay
Director Investor Relations (Europe)
Tel: +44 (0) 20 3429 3929
Email: Phillip Lindsay

Media relations

Christophe Bélorgeot
Senior Vice President Corporate Engagement
Tel: +33 1 47 78 39 92
Email: Christophe Belorgeot

Brooke Robertson
Public Relations Director
Tel: +1 281 591 4108
Email: Brooke Robertson

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Exhibit 1
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share data)

	(Unaudited)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019

Revenue	$3,335.7	$3,335.1	$9,624.5	$9,682.3
Costs and expenses	3,255.0	3,221.0	12,575.7	9,119.8
	80.7	114.1	(2,951.2)	562.5

Other (expense) income, net	40.0	(31.8)	43.6	(102.5)

Income (loss) before net interest expense and income taxes	120.7	82.3	(2,907.6)	460.0
Net interest expense	(91.8)	(116.5)	(238.5)	(345.3)

Income (loss) before income taxes	28.9	(34.2)	(3,146.1)	114.7
Provision for income taxes	22.5	81.1	77.9	96.5

Net income (loss)	6.4	(115.3)	(3,224.0)	18.2
Net income attributable to non-controlling interests	(10.3)	(3.8)	(24.3)	(19.4)

Net loss attributable to TechnipFMC plc	$(3.9)	$(119.1)	$(3,248.3)	$(1.2)

Income (loss) per share attributable to TechnipFMC plc:
Basic	$(0.01)	$(0.27)	$(7.24)	$—
Diluted	$(0.01)	$(0.27)	$(7.24)	$—

Weighted average shares outstanding:
Basic	449.4	446.9	448.4	448.6
Diluted	449.4	446.9	448.4	448.6

Cash dividends declared per share	$—	$0.13	$0.13	$0.39

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Exhibit 2
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
BUSINESS SEGMENT DATA
(In millions)

	(Unaudited)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Revenue

Subsea	$1,501.8	$1,342.2	$4,133.4	$4,036.2
Technip Energies	1,608.2	1,596.3	4,694.2	4,436.4
Surface Technologies	225.7	396.6	796.9	1,209.7
	$3,335.7	$3,335.1	$9,624.5	$9,682.3

Income (loss) before income taxes

Segment operating profit (loss)
Subsea	$20.3	$(79.6)	$(2,806.0)	$65.0
Technip Energies	129.5	284.6	512.0	714.3
Surface Technologies	(7.0)	6.1	(444.4)	42.1
Total segment operating profit (loss)	142.8	211.1	(2,738.4)	821.4

Corporate items
Corporate expense (1)	(27.7)	(75.6)	(125.7)	(278.6)
Net interest expense	(91.8)	(116.5)	(238.5)	(345.3)
Foreign exchange gains (losses)	5.6	(53.2)	(43.5)	(82.8)
Total corporate items	(113.9)	(245.3)	(407.7)	(706.7)

Income (loss) before income taxes (2)	$28.9	$(34.2)	$(3,146.1)	$114.7

(1)    Corporate expense primarily includes corporate staff expenses, share-based compensation expenses, and other employee benefits.
(2)    Includes amounts attributable to non-controlling interests.

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Exhibit 3
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
BUSINESS SEGMENT DATA
(In millions, unaudited)

	Three Months Ended		Nine Months Ended
Inbound Orders (1)	September 30,		September 30,
	2020	2019	2020	2019

Subsea	$1,607.1	$1,509.9	$3,290.9	$6,820.3
Technip Energies	412.8	696.0	1,809.2	11,966.0
Surface Technologies	207.5	404.7	760.9	1,188.3
Total inbound orders	$2,227.4	$2,610.6	$5,861.0	$19,974.6

Order Backlog (2)	September 30,
	2020	2019

Subsea	$7,218.0	$8,655.8
Technip Energies	12,059.2	15,030.8
Surface Technologies	368.9	428.7
Total order backlog	$19,646.1	$24,115.3

(1)    Inbound orders represent the estimated sales value of confirmed customer orders received during the reporting period.
(2)    Order backlog is calculated as the estimated sales value of unfilled, confirmed customer orders at the reporting date.

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Exhibit 4
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)

	(Unaudited)
	September 30, 2020	December 31, 2019

Cash and cash equivalents	$4,244.0	$5,190.2
Trade receivables, net	2,127.8	2,287.1
Contract assets	1,470.0	1,520.0
Inventories, net	1,339.1	1,416.0
Other current assets	1,853.2	1,473.1
Total current assets	11,034.1	11,886.4

Property, plant and equipment, net	2,806.4	3,162.0
Goodwill	2,488.7	5,598.3
Intangible assets, net	1,002.3	1,086.6
Other assets	1,579.7	1,785.5
Total assets	$18,911.2	$23,518.8

Short-term debt and current portion of long-term debt	$612.2	$495.4
Accounts payable, trade	2,498.4	2,659.8
Contract liabilities	4,643.4	4,585.1
Other current liabilities	2,263.2	2,398.1
Total current liabilities	10,017.2	10,138.4

Long-term debt, less current portion	3,248.0	3,980.0
Other liabilities	1,370.2	1,671.2
Redeemable non-controlling interest	42.1	41.1
TechnipFMC plc stockholders’ equity	4,189.1	7,659.3
Non-controlling interests	44.6	28.8
Total liabilities and equity	$18,911.2	$23,518.8

TechnipFMC.com	Page 18 of 26

Exhibit 5
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)

	(Unaudited)
	Nine Months Ended
	September 30,
	2020	2019
Cash provided (required) by operating activities
Net income (loss)	$(3,224.0)	$18.2
Adjustments to reconcile net income to cash provided (required) by operating activities
Depreciation	244.5	282.5
Amortization	91.0	96.0
Impairments	3,253.0	127.5
Employee benefit plan and share-based compensation costs	43.0	54.2
Deferred income tax benefit, net	(33.5)	(122.6)
Unrealized loss (gain) on derivative instruments and foreign exchange	(26.1)	108.2
Income from equity affiliates, net of dividends received	(48.0)	(49.6)
Other	182.4	307.6
Changes in operating assets and liabilities, net of effects of acquisitions
Trade receivables, net and contract assets	120.4	(23.0)
Inventories, net	(23.8)	(190.6)
Accounts payable, trade	(84.6)	19.4
Contract liabilities	(14.3)	124.8
Income taxes payable (receivable), net	(37.0)	(45.3)
Other current assets and liabilities, net	(351.9)	(431.1)
Other noncurrent assets and liabilities, net	11.0	13.2
Cash provided by operating activities	102.1	289.4

Cash provided (required) by investing activities
Capital expenditures	(250.8)	(368.4)
Payment to acquire debt securities	(3.9)	(59.7)
Proceeds from sale of debt securities	3.9	18.9
Cash received from divestiture	2.5	—
Proceeds from sale of assets	23.4	5.6
Proceeds from repayment of advance to joint venture	12.5	46.4
Cash required by investing activities	(212.4)	(357.2)

Cash required by financing activities
Net decrease in short-term debt	(7.2)	(28.5)
Net decrease in commercial paper	(503.0)	(255.5)
Proceeds from issuance of long-term debt	223.2	96.2
Repayments of long-term debt	(423.9)	—
Purchase of ordinary shares	—	(92.7)
Dividends paid	(59.2)	(174.7)
Payments related to taxes withheld on share-based compensation	(6.4)	—
Settlements of mandatorily redeemable financial liability	(135.3)	(443.7)
Cash required by financing activities	(911.8)	(898.9)
Effect of changes in foreign exchange rates on cash and cash equivalents	75.9	(68.9)
Decrease in cash and cash equivalents	(946.2)	(1,035.6)
Cash and cash equivalents, beginning of period	5,190.2	5,540.0
Cash and cash equivalents, end of period	$4,244.0	$4,504.4

TechnipFMC.com	Page 19 of 26

Exhibit 6
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
CASH AND CASH EQUIVALENTS
(In billions, unaudited)

September 30,
2020
Held by joint ventures	$3.1
Operating cash and cash equivalents	1.1
Total cash and cash equivalents	$4.2

TechnipFMC.com	Page 20 of 26

Exhibit 7
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
BUSINESS SEGMENT DATA FOR YAMAL LNG JOINT VENTURE
(In millions, unaudited)

We control the voting control interests in the legal Technip Energies contract entities which own and account for the design, engineering, and construction of the Yamal LNG plant. Our partners have a 50% joint interest in these entities. Below is summarized financial information for the consolidated Yamal LNG joint venture as reflected at 100% in our consolidated financial statements.

September 30,
2020
Contract liabilities	$963.8
Mandatorily redeemable financial liability	$281.7

	Three Months Ended	Nine Months Ended
	September 30,	September 30,
	2020	2020
Cash used by operating activities	$(17.2)	$(68.1)
Settlements of mandatorily redeemable financial liability	$—	$(135.3)

TechnipFMC.com	Page 21 of 26

Exhibit 8
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, unaudited)

Charges and Credits
In addition to financial results determined in accordance with U.S. generally accepted accounting principles (GAAP), the third quarter 2020 Earnings Release also includes non-GAAP financial measures (as defined in Item 10 of Regulation S-K of the Securities Exchange Act of 1934, as amended) and describes performance on a year-over-year basis against 2019 results and measures. Net income, excluding charges and credits, as well as measures derived from it (including Diluted EPS, excluding charges and credits; Income before net interest expense and taxes, excluding charges and credits ("Adjusted Operating profit"); Depreciation and amortization, excluding charges and credits; Earnings before net interest expense, income taxes, depreciation and amortization, excluding charges and credits ("Adjusted EBITDA"); and net cash) are non-GAAP financial measures. Management believes that the exclusion of charges and credits from these financial measures enables investors and management to more effectively evaluate TechnipFMC's operations and consolidated results of operations period-over-period, and to identify operating trends that could otherwise be masked or misleading to both investors and management by the excluded items. These measures are also used by management as performance measures in determining certain incentive compensation. The foregoing non-GAAP financial measures should be considered by investors in addition to, not as a substitute for or superior to, other measures of financial performance prepared in accordance with GAAP. The following is a reconciliation of the most comparable financial measures under GAAP to the non-GAAP financial measures.

	Three Months Ended
	September 30, 2020
	Net income attributable to TechnipFMC plc	Net income (loss) attributable to non-controlling interests	Provision for income taxes	Net interest expense	Income before net interest expense and income taxes (Operating profit)	Depreciation and amortization	Earnings before net interest expense, income taxes, depreciation and amortization (EBITDA)
TechnipFMC plc, as reported	$(3.9)	$10.3	$22.5	$91.8	$120.7	$108.5	$229.2

Charges and (credits):
Impairment and other charges	26.0	—	5.3	—	31.3	—	31.3
Restructuring and other charges	21.6	—	2.7	—	24.3	—	24.3
Direct COVID-19 expenses	28.5	—	7.9	—	36.4	—	36.4
Adjusted financial measures	$72.2	$10.3	$38.4	$91.8	$212.7	$108.5	$321.2

Diluted earnings (loss) per share attributable to TechnipFMC plc, as reported	$(0.01)
Adjusted diluted earnings per share attributable to TechnipFMC plc	$0.16

	Three Months Ended
	September 30, 2019
	Net loss attributable to TechnipFMC plc	Net income (loss) attributable to non-controlling interests	Provision (benefit) for income taxes	Net interest expense	Income before net interest expense and income taxes (Operating profit)	Depreciation and amortization	Earnings before net interest expense, income taxes, depreciation and amortization (EBITDA)
TechnipFMC plc, as reported	$(119.1)	$3.8	$81.1	$116.5	$82.3	$141.6	$223.9

Charges and (credits):
Impairment and other charges	126.1	—	0.2	—	126.3	—	126.3
Restructuring and other charges	12.3	—	1.7	—	14.0	—	14.0
Business combination transaction and integration costs	6.1	—	0.1	—	6.2	—	6.2
Separation costs	7.5	—	1.9	—	9.4	—	9.4
Legal provision, net	(0.6)	—	—	—	(0.6)	—	(0.6)
Purchase price accounting adjustment	6.5	—	2.0	—	8.5	(8.5)	—
Valuation allowance	15.0	—	(15.0)	—	—	—	—
Adjusted financial measures	$53.8	$3.8	$72.0	$116.5	$246.1	$133.1	$379.2

Diluted earnings (loss) per share attributable to TechnipFMC plc, as reported	$(0.27)
Adjusted diluted earnings per share attributable to TechnipFMC plc	$0.12

TechnipFMC.com	Page 22 of 26

Exhibit 9
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, unaudited)

Charges and Credits
In addition to financial results determined in accordance with U.S. generally accepted accounting principles (GAAP), the third quarter 2020 Earnings Release also includes non-GAAP financial measures (as defined in Item 10 of Regulation S-K of the Securities Exchange Act of 1934, as amended) and describes performance on a year-over-year basis against 2019 results and measures. Net income, excluding charges and credits, as well as measures derived from it (including Diluted EPS, excluding charges and credits; Income before net interest expense and taxes, excluding charges and credits ("Adjusted Operating profit"); Depreciation and amortization, excluding charges and credits; Earnings before net interest expense, income taxes, depreciation and amortization, excluding charges and credits ("Adjusted EBITDA"); and net cash) are non-GAAP financial measures. Management believes that the exclusion of charges and credits from these financial measures enables investors and management to more effectively evaluate TechnipFMC's operations and consolidated results of operations period-over-period, and to identify operating trends that could otherwise be masked or misleading to both investors and management by the excluded items. These measures are also used by management as performance measures in determining certain incentive compensation. The foregoing non-GAAP financial measures should be considered by investors in addition to, not as a substitute for or superior to, other measures of financial performance prepared in accordance with GAAP. The following is a reconciliation of the most comparable financial measures under GAAP to the non-GAAP financial measures.

	Nine Months Ended
	September 30, 2020
	Net income (loss) attributable to TechnipFMC plc	Net income (loss) attributable to non-controlling interests	Provision (benefit) for income taxes	Net interest expense	Income (loss) before net interest expense and income taxes (Operating profit)	Depreciation and amortization	Earnings before net interest expense, income taxes, depreciation and amortization (EBITDA)
TechnipFMC plc, as reported	$(3,248.3)	$24.3	$77.9	$238.5	$(2,907.6)	$335.5	$(2,572.1)

Charges and (credits):
Impairment and other charges	3,239.4	—	13.6	—	3,253.0	—	3,253.0
Restructuring and other charges	77.8	—	8.1	—	85.9	—	85.9
Direct COVID-19 expenses	83.1	—	18.7	—	101.8	—	101.8
Litigation settlement	(113.2)	—	—	—	(113.2)	—	(113.2)
Separation costs	20.2	—	6.9	—	27.1	—	27.1
Purchase price accounting adjustment	6.5	—	2.0	—	8.5	(8.5)	—
Valuation allowance	(0.2)	—	0.2	—	—	—	—
Adjusted financial measures	$65.3	$24.3	$127.4	$238.5	$455.5	$327.0	$782.5

Diluted earnings (loss) per share attributable to TechnipFMC plc, as reported	$(7.24)
Adjusted diluted earnings per share attributable to TechnipFMC plc	$0.15

	Nine Months Ended
	September 30, 2019
	Net income (loss) attributable to TechnipFMC plc	Net income (loss) attributable to non-controlling interests	Provision (benefit) for income taxes	Net interest expense	Income (loss) before net interest expense and income taxes (Operating profit)	Depreciation and amortization	Earnings before net interest expense, income taxes, depreciation and amortization (EBITDA)
TechnipFMC plc, as reported	$(1.2)	$19.4	$96.5	$345.3	$460.0	$378.5	$838.5

Charges and (credits):
Impairment and other charges	127.0	—	0.5	—	127.5	—	127.5
Restructuring and other charges	30.6	—	7.9	—	38.5	—	38.5
Business combinations transaction and integration costs	24.8	—	6.4	—	31.2	—	31.2
Separation costs	7.5	—	1.9	—	9.4	—	9.4
Reorganization	19.2	—	6.1	—	25.3	—	25.3
Legal provision, net	54.6	—	—	—	54.6	—	54.6
Purchase price accounting adjustment	19.5	—	6.0	—	25.5	(25.5)	—
Valuation allowance	(25.3)	—	25.3	—	—	—	—
Adjusted financial measures	$256.7	$19.4	$150.6	$345.3	$772.0	$353.0	$1,125.0

Diluted earnings (loss) per share attributable to TechnipFMC plc, as reported	$—
Adjusted diluted earnings per share attributable to TechnipFMC plc	$0.57

TechnipFMC.com	Page 23 of 26

Exhibit 10
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, unaudited)

	Three Months Ended
	September 30, 2020
	Subsea	Technip Energies	Surface Technologies	Corporate Expense	Foreign Exchange, net	Total
Revenue	$1,501.8	$1,608.2	$225.7	$—	$—	$3,335.7

Operating profit (loss), as reported (pre-tax)	$20.3	$129.5	$(7.0)	$(27.7)	$5.6	$120.7

Charges and (credits):
Impairment and other charges	17.6	5.7	5.4	2.6	—	31.3
Restructuring and other charges	7.1	15.1	0.9	1.2	—	24.3
Direct COVID-19 expenses	18.7	15.3	2.4	—	—	36.4
Subtotal	43.4	36.1	8.7	3.8	—	92.0

Adjusted Operating profit (loss)	63.7	165.6	1.7	(23.9)	5.6	212.7

Adjusted Depreciation and amortization	82.3	8.9	15.6	1.7	—	108.5

Adjusted EBITDA	$146.0	$174.5	$17.3	$(22.2)	$5.6	$321.2

Operating profit margin, as reported	1.4%	8.1%	-3.1%			3.6%

Adjusted Operating profit margin	4.2%	10.3%	0.8%			6.4%

Adjusted EBITDA margin	9.7%	10.9%	7.7%			9.6%

	Three Months Ended
	September 30, 2019
	Subsea	Technip Energies	Surface Technologies	Corporate Expense	Foreign Exchange, net	Total
Revenue	$1,342.2	$1,596.3	$396.6	$—	$—	$3,335.1

Operating profit (loss), as reported (pre-tax)	$(79.6)	$284.6	$6.1	$(75.6)	$(53.2)	$82.3

Charges and (credits):
Impairment and other charges	126.3	—	—	—	—	126.3
Restructuring and other charges	4.9	5.2	0.7	3.2	—	14.0
Business combination transaction and integration costs	—	—	—	6.2	—	6.2
Separation costs	—	—	—	9.4	—	9.4
Legal provision, net	—	—	—	(0.6)	—	(0.6)
Purchase price accounting adjustments - amortization related	8.5	—	—	—	—	8.5
Subtotal	139.7	5.2	0.7	18.2	—	163.8

Adjusted Operating profit (loss)	60.1	289.8	6.8	(57.4)	(53.2)	246.1

Adjusted Depreciation and amortization	79.0	14.4	37.6	2.1	—	133.1

Adjusted EBITDA	$139.1	$304.2	$44.4	$(55.3)	$(53.2)	$379.2

Operating profit margin, as reported	-5.9%	17.8%	1.5%			2.5%

Adjusted Operating profit margin	4.5%	18.2%	1.7%			7.4%

Adjusted EBITDA margin	10.4%	19.1%	11.2%			11.4%

TechnipFMC.com	Page 24 of 26

Exhibit 11
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, unaudited)

	Nine Months Ended
	September 30, 2020
	Subsea	Technip Energies	Surface Technologies	Corporate Expense	Foreign Exchange, net	Total
Revenue	$4,133.4	$4,694.2	$796.9	$—	$—	$9,624.5

Operating profit (loss), as reported (pre-tax)	$(2,806.0)	$512.0	$(444.4)	$(125.7)	$(43.5)	$(2,907.6)

Charges and (credits):
Impairment and other charges	2,826.6	5.7	418.1	2.6	—	3,253.0
Restructuring and other charges*	36.1	29.1	14.0	6.7	—	85.9
Direct COVID-19 expenses	50.1	44.0	7.7	—	—	101.8
Litigation settlement	—	(113.2)	—	—	—	(113.2)
Separation costs	—	—	—	27.1	—	27.1
Purchase price accounting adjustments	8.5	—	—	—	—	8.5
Subtotal	2,921.3	(34.4)	439.8	36.4	—	3,363.1

Adjusted Operating profit (loss)	115.3	477.6	(4.6)	(89.3)	(43.5)	455.5

Adjusted Depreciation and amortization	235.1	26.6	54.7	10.6	—	327.0

Adjusted EBITDA	$350.4	$504.2	$50.1	$(78.7)	$(43.5)	$782.5

Operating profit margin, as reported	-67.9%	10.9%	-55.8%			-30.2%

Adjusted Operating profit margin	2.8%	10.2%	-0.6%			4.7%

Adjusted EBITDA margin	8.5%	10.7%	6.3%			8.1%
*On December 30, 2019, we completed the acquisition of the remaining 50% of Technip Odebrecht PLSV CV. A $7.3 million gain recorded within restructuring and other charges in the Subsea segment during the nine months ended September 30, 2020.

	Nine Months Ended
	September 30, 2019
	Subsea	Technip Energies	Surface Technologies	Corporate Expense	Foreign Exchange, net	Total
Revenue	$4,036.2	$4,436.4	$1,209.7	$—	$—	$9,682.3

Operating profit (loss), as reported (pre-tax)	$65.0	$714.3	$42.1	$(278.6)	$(82.8)	$460.0

Charges and (credits):
Impairment and other charges	126.9	—	0.6	—	—	127.5
Restructuring and other charges	11.1	11.1	2.8	13.5	—	38.5
Business combination transaction and integration costs	—	—	—	31.2	—	31.2
Separation costs	—	—	—	9.4	—	9.4
Reorganization	—	25.3	—	—	—	25.3
Legal provision, net	—	—	—	54.6	—	54.6
Purchase price accounting adjustments - amortization related	25.5	—	—	—	—	25.5
Subtotal	163.5	36.4	3.4	108.7	—	312.0

Adjusted Operating profit (loss)	228.5	750.7	45.5	(169.9)	(82.8)	772.0

Adjusted Depreciation and amortization	236.6	30.2	75.7	10.5	—	353.0

Adjusted EBITDA	$465.1	$780.9	$121.2	$(159.4)	$(82.8)	$1,125.0

Operating profit margin, as reported	1.6%	16.1%	3.5%			4.8%

Adjusted Operating profit margin	5.7%	16.9%	3.8%			8.0%

Adjusted EBITDA margin	11.5%	17.6%	10.0%			11.6%

TechnipFMC.com	Page 25 of 26

Exhibit 12
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, unaudited)

	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019
Cash and cash equivalents	$4,244.0	$4,809.5	$4,999.4	$5,190.2
Short-term debt and current portion of long-term debt	(612.2)	(524.1)	(586.7)	(495.4)
Long-term debt, less current portion	(3,248.0)	(3,982.9)	(3,823.9)	(3,980.0)
Net cash	$383.8	$302.5	$588.8	$714.8

Net (debt) cash, is a non-GAAP financial measure reflecting cash and cash equivalents, net of debt. Management uses this non-GAAP financial measure to evaluate our capital structure and financial leverage. We believe net debt, or net cash, is a meaningful financial measure that may assist investors in understanding our financial condition and recognizing underlying trends in our capital structure. Net (debt) cash should not be considered an alternative to, or more meaningful than, cash and cash equivalents as determined in accordance with U.S. GAAP or as an indicator of our operating performance or liquidity.

TechnipFMC.com	Page 26 of 26